UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

TaxMasters, Inc.
(Exact name of registrant specified in charter)

Nevada	33-11986-LA	91-2008803
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Town & Country Lane, Suite 400, Houston, TX 77024
(Address of principal executive offices) (Zip Code)

(281) 497-5937
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events

 On August 4, 2011, TaxMasters, Inc. (TAXS) and the Minnesota Attorney General (the “AG”) reached a settlement regarding all the AG's claims brought in December 2010.  The final agreement between TaxMasters, Inc. and the AG is reflected in a consent judgment approved by the court on August 8, 2011.  The settlement agreement includes terms of an injunction and provides for the payment of a total of $500,000 to be paid out over 28 months.

Management determined that a reasonable and expeditious solution to the AG’s claims was in the best interest of all the parties.  By agreeing to settle the litigation, TaxMasters made no admission of liability to any of the AG’s allegations.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 8.01 will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such a filing. The information set forth in this Item 8.01 will not be deemed an admission of materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of August 2011.

TAXMASTERS, INC.

By: /s/ Frederick V. Hackett
Name: Frederick V. Hackett
Title: General Counsel and Secretary